EXHIBIT 16 - ACCOUNTANT'S LETTER





                                            December 27, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                       Commissioners:

We have read the statements made by Nutek, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 28, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/Paul M. Healey, CPA
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Healey & Shron, CPA's